SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A/A
Amendment No. 5
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
WENDY’S INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Ohio (State of incorporation or organization)	31-0785108 (I.R.S. Employer Identification No.)

P.O. Box 256, 4288 West Dublin-Granville Road, Dublin, Ohio (Address of principal executive offices)	43017-0256 (ZIP Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class registered	Name of each exchange on which each class is registered

Preferred Stock Purchase Rights	New York Stock Exchange
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐
Securities Act registration statement file number to which this form relates:
Not Applicable
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

     This Form 8-A/A amends and supplements the Form 8-A filed by Wendy’s International, Inc. (the “Company”) on August 15, 1988, as previously amended by the Form 8-A/A dated January 8, 1996, Form 8-A/A dated December 8, 1997, Form 8-A/A dated January 26, 2001, and Form 8-A/A dated April 29, 2008 (the “Form 8-A”).
Item 1. Description of Registrant’s Securities to be Registered
     Item 1 of the Form 8-A is amended and supplemented by adding the following:
     On August 10, 2008, the Company and American Stock Transfer and Trust Company, LLC entered into Amendment No. 3 (“Amendment No. 3”) to the Amended and Restated Rights Agreement, dated as of December 8, 1997, amended by Amendment No. 1, dated as of January 26, 2001, and Amendment No. 2, dated as of April 23, 2008 (as so amended, the “Rights Agreement”) by and between the Company and American Stock Transfer and Trust Company, LLC, as rights agent.
     Amendment No. 3 extends the expiration date of the Company’s preferred stock purchase rights issued under the Rights Agreement from the close of business on August 10, 2008, to the close of business on January 2, 2009.
     The Rights Agreement is filed as Exhibit 1 to Amendment No. 2 to the Company’s registration statement on Form 8-A, filed with the Securities and Exchange Commission (the “SEC”) on December 8, 1997 and is incorporated herein by reference. Amendment No. 1 to the Rights Agreement is filed as Exhibit 2 to Amendment No. 3 to the Company’s registration statement on Form 8-A, filed with the SEC on January 26, 2001 and is incorporated herein by reference. Amendment No. 2 to the Rights Agreement is filed as Exhibit 4.1 to Form 8-K, filed with the SEC on April 29, 2008 and is incorporated herein by reference. Amendment No. 3 to the Rights Agreement is filed as Exhibit 4.1 to Form 8-K filed with the SEC on August 11, 2008 and is incorporated herein by reference. The foregoing description of the Rights Agreement and Amendment No. 3 does not purport to be complete and is qualified in its entirety by reference to such exhibits.
Item 2. Exhibits
     Item 2 of the Form 8-A is hereby amended and supplemented by adding the following:
4	Amendment No. 3 to the Amended and Restated Rights Agreement, dated as of August 10, 2008, between the Company and American Stock Transfer and Trust Company, LLC (incorporated by reference from Exhibit 4.1 of Form 8-K, File 1-8116, filed on August 11, 2008)

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: August 11, 2008

WENDY’S INTERNATIONAL, INC.
By:	/s/ Leon M. McCorkle, Jr.
	Name:	L. M. McCorkle, Jr.
	Title:	Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

1	Amended and Restated Rights Agreement, dated as of December 8, 1997, between the Company and American Stock Transfer and Trust Company, LLC (incorporated by reference from Exhibit 1 of Amendment No. 2 to Form 8-A/A Registration Statement, File No. 1-8116, filed on December 8, 1997)

2	Amendment No. 1 to the Amended and Restated Rights Agreement, dated as of January 26, 2001, between the Company and American Stock Transfer and Trust Company, LLC (incorporated by reference from Exhibit 2 of Amendment No. 3 to Form 8-A/A Registration Statement, File No. 1-8116, filed on January 26, 2001)

3	Amendment No. 2 to the Amended and Restated Rights Agreement, dated as of April 23, 2008, between the Company and American Stock Transfer and Trust Company, LLC (incorporated by reference from Exhibit 4.1 of Form 8-K, File No. 1-8116, filed on April 29, 2008)

4	Amendment No. 3 to the Amended and Restated Rights Agreement, dated as of August 10, 2008, between the Company and American Stock Transfer and Trust Company, LLC (incorporated by reference from Exhibit 4.1 of Form 8-K, File 1-8116, filed on August 11, 2008)